UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2018

Basic Energy Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-32693	54-2091194
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

801 Cherry Street, Suite 2100
Fort Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (817) 334-4100
Not Applicable
(Former name or former address, if changed since last report.)
________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Chief Financial Officer

Effective as of August 15, 2018, Alan Krenek will retire as the Senior Vice President, Chief Financial Officer, Treasurer and Secretary of Basic Energy Services, Inc. (“Basic”). Mr. Krenek will serve as a consultant to Basic until December 31, 2018, pursuant to the terms of a Transition Services Agreement dated April 3, 2018 (the “TSA”) by and between Basic and Mr. Krenek, and will continue to assist Basic’s new Chief Financial Officer, Mr. David Schorlemer, in the transition process.

For a description of the terms and conditions of the TSA, please see Basic’s Current Report on Form 8-K filed on April 3, 2018, which is incorporated herein by reference. Such description is qualified in its entirety by reference to the full text of the TSA, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Appointment of New Chief Financial Officer

On August 14, 2018, Basic announced the appointment of David Schorlemer as Basic’s Senior Vice President and Chief Financial Officer, effective August 27, 2018. Mr. Schorlemer, age 51, is an accomplished professional with two decades of experience in senior level positions with public and private companies spanning such areas as finance, technology, business process systems integration, growth acquisitions, strategic and organizational planning and capital markets transactions, among others. In his role as Senior Vice President and Chief Financial Officer, he will be responsible for overseeing and managing all of Basic’s finance, technology and accounting responsibilities.

Mr. Schorlemer most recently served as the Chief Financial Officer of Gulf Island Fabrication, Inc., a Nasdaq-traded company that fabricates, maintains and services structures, facilities and marine vessels in the energy, commercial marine and government sectors. While with Gulf Island Fabrication, Inc., he was responsible for managing financial stewardship, including accounting, Securities and Exchange Commission (“SEC”) financial reporting, treasury management, technology and benefits administration. Prior to that position, Mr. Schorlemer served as the Chief Financial Officer of GR Energy Services Management, LP, an oilfield services company delivering completion and production solutions to the United States and Latin America. During his time at GR Energy Services Management, LP, he was responsible for management of accounting and financial reporting. Mr. Schorlemer also previously served as the Chief Financial Officer for Stallion Oilfield Holdings, Inc., an oilfield services company classified as a Public Business Entity per the Financial Accounting Standards Board, helping the company to design and develop SEC financial reporting infrastructure, organization and policies. He earned a Bachelor of Business Administration degree in finance from The University of Texas, and a Master of Business Administration from Texas A&M University.

There are no family relationships between Mr. Schorlemer and any director or executive officer of Basic. There are no relationships between Mr. Schorlemer and Basic or any of its subsidiaries that would require disclosure pursuant to Item 401(d) or Item 404(a) of Regulation S-K.

Pursuant to his offer letter, Mr. Schorlemer’s initial base salary is $400,000 per annum. Mr. Schorlemer is also eligible to participate in Basic’s annual cash bonus plan for executive officers, with a target bonus percentage of up to eighty percent (80%) of his annual base salary (prorated for the current fiscal year). In addition, effective on his start date of August 27, 2018, Mr. Schorlemer will be granted 66,000 performance-based Restricted Stock Units (“RSUs”) based on a two-year performance period and followed by a two-year vesting period. Mr. Schorlemer will also receive guaranteed cash payments of $200,000 on each of March 15, 2019, March 15, 2020 and March 15, 2021.

Mr. Schorlemer is eligible to participate in all benefits plans or arrangements which are currently, or may in the future be, offered by Basic from time to time to its executive management employees, including accrued paid-time-off covering vacation and sick time benefits.

Basic and Mr. Schorlemer intend to enter into a formal employment agreement providing for the above, as well as terms and conditions as are customary for other executive officers of Basic.

Item 7.01 Regulation FD Disclosure.

On August 14, 2018, Basic issued a press release announcing the appointment of Mr. Schorlemer. A copy of the press release is being furnished as Exhibit 99.1 hereto and is incorporated into this Item 7.01 by reference.

The information furnished pursuant to Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing of Basic’s under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit
Number	Description

10.1	Transition Services Agreement dated April 3, 2018 (incorporated by reference to Exhibit 10.1 to Basic’s Current Report on Form 8-K filed April 3, 2018).
99.1	Press Release dated August 14, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BASIC ENERGY SERVICES, INC.

Date: August 14, 2018	By: /s/ T.M. "Roe" Patterson
T.M. “Roe” Patterson
President and Chief Executive Officer